Pernix Group, Inc. Announces Second Quarter 2015 Financial Results

LOMBARD, IL — August 7, 2015 — Pernix Group, Inc. (OTCQB: PRXG) today announced its financial results for the second quarter ended June 30, 2015.

During this quarter the Company acquired KBR Building Group, now known as BE&K Building Group LLC (BEK BG) on June 30th, 2015, and certain assets of dck Pacific Guam, LLC and dck-ecc Pacific Guam, LLC Joint Venture on June 15th, 2015. The acquisitions included backlog of $174.9 million.

Financial Review

The Company is very excited about the transformation and diversification in conjunction with our recent acquisitions. These will strengthen our Department of State (DOS) and commercial businesses including our Pac Rim region, which positions us for significant organic and inorganic growth.

We have successfully completed two projects at Texas A&M University during the first half of 2015. We are also planning to complete four additional projects in the second half 2015 along with a number of newly acquired BEK BG projects. We are actively pursuing four major DOS projects with award expectation in the second half of 2015, two of which have been delayed from first half of 2015.

In relation to our recent BEK BG and dck acquisitions, we retained the leadership, operational and functional teams of both acquisitions. They will continue to serve, grow and utilize customer and supplier relationships which will provide the Company with the capabilities to further strengthen and leverage global opportunities

Nidal Z. Zayed, CEO & President of Pernix stated “The first half of Q2 was transformative for us, not only did we expand our Pacific operations with acquisition of certain dck assets, but we now have a strong presence in the domestic construction market with the addition of BEK BG to the Pernix team. We have diversified our offerings and expanded our capabilities across the board with a focus on operational excellence. We are excited to work with new clients, and look forward to a successful second half of the year.” Mr. Zayed further stated, “The Pernix team is now over 400 employees strong and our revenue will take a quantum leap forward.”

Q2 Financial Highlights — All figures are in U.S. dollars.

•                  Total Revenue: $11.1 million

•                  Construction Revenue: $9.6 million

•                  Power Generation revenue: $1.4 million

•                  Gross Profit: $1.3 million

•                  Non-Recurring Transaction Costs: $1.6 million (related to the two acquisitions)

•                  Cash and Cash Equivalents: $8.1 million

•                  The Company issued $28.0 million of Series C Convertible Preferred Stock

The Company filed its Form 10-Q with the Securities and Exchange Commission on August 7, 2015, which incorporates its unaudited condensed consolidated financial statements and notes thereto for the quarter ended June 30, 2015.

About Pernix Group, Inc.

Pernix Group, Inc. is a global company with its headquarters in Lombard, Illinois. The Company is engaged in three primary markets: Federal Government, Commercial & Industrial, and Power. Pernix has full-scale construction and management capabilities, with operations in the United States, Africa, the Middle East, and the South Pacific. Pernix Group, Inc. common stock is traded on the over-the-counter quotation board (OTCQB) under the symbol PRXG. Additional information is available at www.pernixgroup.com.

Forward-Looking Statement

Certain of the statements made in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:

Patrick J. Gainer

Chief Financial Officer

Pernix Group, Inc.

Tel: (630) 620-4787

pgainer@pernixgroup.com